Exhibit 23.2



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan of American Italian Pasta Company of our report dated October 25, 2000, with respect to the consolidated financial statements of American Italian Pasta Company included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                                        Ernst & Young LLP

Kansas City, Missouri
April 11, 2001